UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2017

Stanley Black & Decker, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Stanley Black & Decker, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on October 14, 2016, the Company entered into a Stock and Asset Purchase Agreement, dated as of October 12, 2016 (the “Agreement”), to acquire substantially all of the assets and stock of the Tools business (the “Tools Business”) of Newell Brands Inc.  On March 9, 2017, the Company completed the acquisition of the Tools Business and paid a purchase price of $1.95 billion in cash, subject to a customary working capital adjustment.

The above description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 14, 2016 and is incorporated herein by reference.

Item 8.01.  Other Events.

On March 10, 2017, the Company issued a press release announcing the completion of the acquisition of the Tools Business, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

2.1
Stock and Asset Purchase Agreement, dated as of October 12, 2016, by and between Newell Brands Inc. and Stanley Black & Decker, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 14, 2016).

99.1	Press release dated March 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

March 14, 2017	By:	/s/ Bruce H. Beatt
Name: Bruce H. Beatt
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1
Stock and Asset Purchase Agreement, dated as of October 12, 2016, by and between Newell Brands Inc. and Stanley Black & Decker, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 14, 2016).

99.1	Press release dated March 10, 2017.